HARCOURT GENERAL, INC. EXECUTIVE MEDICAL PLAN

     (Amended and Restated Effective as of December 15, 1994)


     I.  This Plan amends and restates and renames the General

Cinema Corporation Executive Medical Plan as the "Harcourt

General, Inc. Executive Medical Plan" (hereinafter the "Plan"),

effective December 15, 1994.  This written Plan document is

intended to comply with all relevant provisions of the Code and

ERISA and is to be interpreted in a manner consistent with the requirements of such laws including, but not limited to, Sections

601 through 609 of ERISA and Section 4980B of the Code.  The Plan

shall consist of this document and the Insurance Contract.  The provisions of the Insurance Contract are incorporated by

reference into this Plan document.


     II.  Until this Plan is limited or terminated, the insurance carrier issuing the Insurance Contract shall reimburse all

Medical Expenses not otherwise covered by any other medical

reimbursement, health, accident or other similar plan,

arrangement or program ("Uninsured Medical Expenses") which are incurred by or for the benefit of Participants, their Dependent

Children, or their spouses (other than spouses of Participants described in paragraph III(c) below), but such reimbursement of

Uninsured Medical Expenses shall be subject to the following limitations in addition to the limitations and other terms and conditions of the Insurance Contract, which is incorporated by reference:

     (a) The total amount payable to any Participant under this Plan shall not exceed $100,000 with respect to the aggregate Uninsured Medical Expenses incurred during any one calendar year by the family unit consisting of each such Participant, his or her spouse and Dependent Children; and of such $100,000 no more than $12,500 shall be allocable, directly or indirectly, to expenses incurred for psychological care or treatment. However, in respect to Uninsured Medical Expenses incurred for psychological care or treatment, the first $2,000 of such expenses shall be reimbursed in full and, thereafter, reimbursement shall be limited to one-half of the remainder of such Expenses up to the maximum of $12,500.

     (b) The amount payable to any Participant under this Plan shall be reduced to the extent reimbursement is provided for or to such Participant in respect of Medical Expenses incurred during the same calendar year by any other medical reimbursement, health, accident or other similar plan, arrangement or program. In the event there is such a plan in effect providing for such reimbursement in whole or in part, then to the extent of the coverage under such other plan this Plan shall be relieved of any liability hereunder.


     Liability for providing benefits under the Plan and the

Insurance Contract shall be solely that of the insurer issuing the Insurance Contract.  Harcourt General, Inc. shall have no liability for any benefits due, or alleged to be due, under the

Insurance Contract or the Plan.


     III.  As used in this Plan "Participants" shall mean all (a)

full-time employees who are officers of Harcourt General, Inc.

and such full-time key employees of Harcourt General, Inc. or of any of its subsidiaries as may, during the period of their

employment, be designated as Participants by the Compensation

Committee of the Board of Directors of Harcourt General, Inc.

(formerly General Cinema Corporation), (b) former employees who have been Participants in this Plan or the General Cinema Florida

Executive Medical Plan dated May 1, 1977, and who have met the requirements for normal, late or early retirement under the

Harcourt General, Inc. Retirement Plan (formerly the General

Cinema Corporation Retirement Plan), but excluding any employee whose employment has been terminated for cause, and (c) the

surviving spouses of the persons specified in clauses (a) and (b)

of this paragraph, provided, that each Participant in the

categories specified in clauses (b) and (c) of this paragraph shall pay to Harcourt General, Inc. promptly after being billed an amount which, for the Plan Year ended October 31, 1986, was

$165.20 per month and which, for each succeeding Plan Year, shall be that amount per month equal to the product obtained by

multiplying $165.20 by a fraction whose numerator shall be the national consumer price index (for All Urban Consumers, i.e. the

"CPI-U") published in the September preceding such Plan Year and whose denominator shall be 324.5 (which was the CPI-U published in September, 1985); and provided, further, that each Participant and his or her dependents be covered to the maximum extent

available by the Harcourt General, Inc. Benefit Program, Medicare

Part B, or any medical reimbursement, health, accident or other similar plan offered by an employer (other than Harcourt General,

Inc. or any of its subsidiaries) of such Participant or

dependent.

     During temporary leaves of absence from service for sickness or disability, or during leaves of absence provided for in the

Family and Medical Leave Act of 1993, no person described in clause (a) of paragraph III hereof shall be deemed to have lost participant status unless such person terminates his or her

service as an employee (otherwise than under the conditions set forth in clause (b) of the immediately preceding paragraph) or is otherwise severed from service as an employee, so that, in either case, he or she is no longer in the employ of Harcourt General,

Inc. or any of its subsidiaries.

     For purposes of this paragraph III, GC Companies, Inc. and its subsidiaries shall no longer be considered subsidiaries of

Harcourt General, Inc., effective December 15, 1993.  In

addition, each Participant who (1) is employed by GC Companies,

Inc. or any of its subsidiaries on December 15, 1993, (2)

previously retired from GC Companies, Inc. or any of its

subsidiaries or from the motion picture exhibition division of

Harcourt General, Inc., or (3) is the surviving spouse of a

Participant described in clause (1) or (2) shall cease to be a

Participant in this Plan on December 15, 1993 and shall

participate instead in the GC Companies, Inc. Executive Medical

Plan.  All liabilities under this Plan to each such Participant shall be assumed by GC Companies, Inc., except with respect to

Medical Expenses incurred before December 15, 1993 that are

covered by the Insurance Contract.

     IV.  As used in this Plan "Insurance Contract" shall mean

Harcourt General, Inc.'s contract with an insurance company under which reimbursement for certain Uninsured Medical Expenses is available to Participants, spouses and Dependent Children.  The

Insurance Contract shall be of such kind as Harcourt General,

Inc., in its sole discretion, deems appropriate for the funding of the Plan.

     V.   As used in this Plan "Medical Expenses" shall mean and

be limited to those paid for medical care as defined in Section

213(d) of the Internal Revenue Code of 1986, as the same may be amended and in effect for the calendar year in which such Medical

Expenses are incurred.

     VI.  As used in this Plan "Dependent Children" shall mean

only those persons who would be deemed such under Section

152(a)(1) or (2) of the Internal Revenue Code of 1986, as the

same may be amended and in effect for the calendar year in which

Medical Expenses are incurred.

     VII.  As used in this Plan, "Plan Year" shall be the 12-

month period beginning on each November 1 and ending on the next following October 31.

     VIII.  Any claim for benefits under the Plan shall be filed in accordance with the provisions of the Insurance Contract and such other claim procedures as may be established by the

Administrator from time to time.  Notice of the decision on such claim shall also be provided by the insurance company, Blue

Cross-Blue Shield organization, or health maintenance

organization issuing the Insurance Contract in accordance with the provisions of such Insurance Contract and ERISA.

     IX.  Payment of amounts due pursuant to this Plan shall be made by the insurance carrier upon receipt of evidence

satisfactory to the insurance carrier of the amount of Medical

Expenses incurred and the amount thereof not reimbursable by any other medical reimbursement, health, accident or other similar plan, arrangement or program.  Upon the written direction of the

Participant, the insurance carrier may pay any or all of the above-defined reimbursable expenses directly in lieu of making reimbursement therefor.

     X.  The administration of the Plan shall be under the

supervision of the Administrator, which shall be the Employee

Benefits Committee of Harcourt General, Inc.  It shall be a

principal duty of the Administrator to see that the Plan is

carried out, in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them.  The Administrator will have full power and discretion to administer the Plan in all of its

details, subject to applicable requirements of law. For this purpose, the Administrator's discretionary powers will include,

but will not be limited to, the following discretionary

authority, in addition to all other powers provided by this Plan:

     (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

     (b)  To interpret the Plan;

     (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

     (d) To compute the amount of benefits which will be payable to any Participant or other person in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

     (e)  To authorize the payment of benefits;

     (f) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and

     (g) To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be by written instrument and in accordance with applicable requirements of law.

     Any determination by the Administrator shall be final and

conclusive on all persons, in the absence of clear and convincing evidence that the Administrator acted arbitrarily and

capriciously.

     XI.  In administering the Plan, the Administrator will be

entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by accountants, counsel or other experts employed or engaged by the Administrator.

     XII.  Harcourt General, Inc. agrees to indemnify and to

defend to the fullest extent permitted by law any employee

serving as the Administrator or as a member of a committee

designated as Administrator (including any employee or former employee who formerly served as Administrator or as a member of such committee) against all liabilities, damages, costs and

expenses (including attorneys' fees and amounts paid in

settlement of any claims approved by Harcourt General, Inc.)

occasioned by any act or omission to act in connection with the

Plan, if such act or omission is in good faith.

     XIII.  Harcourt General, Inc. reserves the power at any time or times to amend the provisions of the Plan to any extent and in any manner that it may deem advisable, or to terminate the Plan,

by the vote of the Board of Directors of Harcourt General, Inc.

or by vote of its Compensation Committee, without the approval of any other person; except that with respect to Participants

described in clauses (b) and (c) of paragraph III hereof, the benefits available under this Plan shall not be reduced by any such amendment to levels that are less favorable to such

Participants than those benefit levels in effect on their

respective dates of termination.

     XIV.  To the extent not preempted by ERISA or any other

federal statutes or regulations, this Agreement shall be governed by, and construed in accordance with, the laws of the

Commonwealth of Massachusetts.



     IN WITNESS WHEREOF, Harcourt General, Inc. has caused this amended and restated Plan to be executed in its name and on its behalf by its duly authorized representative as of December 15,

1994.



                                   HARCOURT GENERAL, INC.



                                   By:________________________



                                   Title:_____________________























